UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
December 16, 2008

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747

(Address of principal executive offices)
(631) 962-2000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1: EMPLOYMENT AGREEMENT
EX-99.1: PRESS RELEASE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 16, 2008, OSI Pharmaceuticals, Inc. (“OSI”) announced the appointment of Mr. Pierre Legault as Executive Vice President, Chief Financial Officer and Treasurer effective December 29, 2008. Prior to joining OSI, Mr. Legault, 48, was Senior Executive Vice President and Chief Administrative Officer of Rite Aid Corporation. From January 2006 to June 2007, Mr. Legault served as Executive Vice President of The Jean Coutu Group (PJC) Inc., with overall management responsibilities for the Brooks Eckerd operations in the United States. Prior to his employment with The Jean Coutu Group, Mr. Legault held several senior positions with Sanofi-Aventis and predecessor companies over a period of 16 years, last serving as Worldwide President of Sanofi-Aventis Dermatology/Dermik. Such prior positions also included: Senior Vice President and Chief Financial Officer of Aventis Pharmaceutical North America from 2000 to 2003; Global Senior Vice-President Finance and Treasury of Hoechst Marion Roussel, Inc. from 1998 to 2000; Vice-President and Chief Financial Officer, North America Finance, Information Services and Administration of Marion Merrell Dow, Inc. from 1997 to 1998; and Vice-President and Chief Financial Officer (Finance, Information Systems and Administration) of Marion Merrell Dow Pharmaceutical Canada from 1990 to 1996. Mr. Legault belongs to several professional associations, including the Finance Executive Institute and the Canadian Institute of Chartered Accountants and is currently a member of the board of directors and chair of the audit committee of Cyclacel Pharmaceuticals, Inc.
     On December 16, 2008, OSI also announced that Michael G. Atieh will be stepping down from his position as OSI’s Chief Financial Officer and Treasurer on December 29, 2008, pending his previously announced retirement which will now occur effective January 5, 2009.
     On December 16, 2008, OSI entered into an employment agreement with Mr. Legault, with an effective date of December 29, 2008 (the “Employment Agreement”). The Employment Agreement provides for a base salary of $450,000. In addition, Mr. Legault is eligible for an annual discretionary incentive target bonus of 55% of his base salary based on a combination of personal and corporate performance measures. He will also be entitled to receive other customary fringe benefits generally available to our executive employees. The Employment Agreement also provides that, on January 2, 2009, Mr. Legault will receive options to purchase 125,000 shares of OSI’s common stock (vesting one-third on each of the third, fourth and fifth anniversaries of the date of grant) as well as 12,500 restricted stock units which will vest at twenty-five percent per year over a period of four years from their grant date. Mr. Legault will also be entitled to a relocation package as well as certain severance benefits. This description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.
     A copy of OSI’s press release announcing Mr. Legault’s appointment as Executive Vice President, Chief Financial Officer and Treasurer and Mr. Atieh’s related retirement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 16, 2008, by and between OSI Pharmaceuticals, Inc. and Pierre Legault.

99.1	Press Release dated December 16, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2008	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 16, 2008, by and between OSI Pharmaceuticals, Inc. and Pierre Legault.

99.1	Press Release dated December 16, 2008.